EXHIBIT 99.1

IVAX DIAGNOSTICS REPORTS SECOND QUARTER RESULTS

MIAMI—(BUSINESS WIRE)—August 11, 2006—IVAX Diagnostics, Inc. (AMEX:IVD) reported second quarter 2006 net revenues of $5,363,000, an increase of $119,000, or 2.3%, over the same period of the previous year. The net loss for the second quarter of 2006 was $118,000, compared to net income of $155,000 for the second quarter of 2005.

Giorgio D’Urso, CEO and president of IVAX Diagnostics, said, “We are pleased that we achieved an increase in revenues over the same quarter from last year despite the unavailability of the PARSEC™ System in the U.S. market place. We remain optimistic about obtaining the required 510(k) clearance from the FDA for the PARSEC™ System during 2006 and believe that this new laboratory automation system will have a significant impact once we have achieved its full commercial release. We had a very positive response to this new system during our attendance at the 2006 American Association for Clinical Chemistry (AACC) Annual Meeting and Clinical Lab Exposition that was held in Chicago, Illinois from July 25-27. This meeting was well attended by laboratory professionals from around the world and served as a showcase for new laboratory automation. We also continued to make progress with our hepatitis project that we expect will allow us to utilize licensed technology to manufacture a panel of hepatitis assays at our Delta Biologicals facilities in Italy. These assays would represent a major product line extension to our current infectious disease test menu and are expected to be able to be run in conjunction with our PARSEC™ System in markets that we serve outside the U.S. This expanded testing menu is expected to increase our competitive position and give us access to a significantly larger global market.”

About IVAX Diagnostics, Inc.

IVAX Diagnostics, Inc., headquartered in Miami, Florida, develops, manufactures and markets proprietary diagnostic reagents, instrumentation, and software in the United States and Italy through its three subsidiaries: Diamedix Corporation, Delta Biologicals S.r.l., and ImmunoVision, Inc. Teva Pharmaceutical Industries Limited, through its wholly-owned IVAX Corporation subsidiary, owns approximately 72% of IVAX Diagnostics, Inc.

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of IVAX Diagnostics, Inc., including, without limitation: risks and uncertainties regarding the PARSECTM System, including, without limitation, that the PARSECTM System may not perform as or be available when expected, that the PARSECTM System may not be a source of revenue growth for IVAX Diagnostics, that IVAX Diagnostics may not receive financial benefits or achieve improved operating results after the full commercial release of the PARSECTM System, that IVAX Diagnostics’ international activities associated with the PARSEC™ System may be impacted by the delay in the full commercial release of the PARSEC™ System, that the PARSECTM System may not be a factor in the future growth of IVAX Diagnostics or in allowing it to expand its business beyond its current range of autoimmune and infectious disease assays, that IVAX Diagnostics may not be able to obtain 510(k) clearance from the FDA for the PARSEC™ System during 2006 or at all, that IVAX Diagnostics may not be successful in its marketing of the PARSECTM System, and that customers may not integrate the PARSECTM System into their operations as readily as expected; that IVAX Diagnostics may not successfully receive the transfer of hepatitis technology when expected or at all; that, if IVAX Diagnostics does successfully receive the transfer of hepatitis technology, then IVAX Diagnostics may not be able to manufacture its own hepatitis assays, may not be able to extend its current infectious disease test menu, and may not be able to cause its own hepatitis assays to be run in conjunction with the PARSEC™ System; that IVAX Diagnostics may not achieve an expanded testing menu;

that, if IVAX Diagnostics does expand its testing menu, then IVAX Diagnostics may not be able to increase its competitive position, and may not be able to access a larger global market; that improved financial performance or results may not occur; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. In addition to the risks and factors set forth above, investors should consider the economic, competitive, governmental, technological and other risks and factors discussed in IVAX Diagnostics’ filings with the Securities and Exchange Commission, including, without limitation, in the section entitled “Risk Factors” in IVAX Diagnostics’ Annual Report on Form 10-K for the year ended December 31, 2005.

IVAX DIAGNOSTICS, INC.

RESULTS OF OPERATIONS

(Unaudited)

Period Ended June 30,	Three months		Six months
	2006	2005	2006	2005
Net revenues	$5,362,989	$5,244,439	$10,081,374	$10,627,050
Cost of sales	2,392,984	1,971,370	4,377,637	4,107,609

Gross profit	2,970,005	3,273,069	5,703,737	6,519,441

Operating expenses:
Selling	1,409,976	1,521,876	2,901,811	3,035,333
General and administrative	1,305,164	1,158,157	2,743,961	620,257
Research and development	472,190	469,033	964,738	863,802

Total operating expenses	3,187,330	3,149,066	6,610,510	4,519,392

Income (loss) from operations	(217,325)	124,003	(906,773)	2,000,049
Other income:
Interest income	110,728	93,027	230,515	162,288
Other income (expense), net	10,142	(35,126)	(765)	(99,369)

Total other income, net	120,870	57,901	229,750	62,919

Income (loss) before income taxes	(96,455)	181,904	(677,023)	2,062,968
Provision for income taxes	21,621	26,521	37,227	1,069,527

Income (loss) before cumulative effect of change in accounting principle	(118,076)	155,383	(714,250)	993,441
Cumulative effect of change in accounting principle	—	—	(201,000)	—

Net income (loss)	$(118,076)	$155,383	$(915,250)	$993,441

Net income (loss) per share, before cumulative effect of change in accounting principle
Basic and diluted	$(0.01)	$0.01	$(0.03)	$0.04

Cumulative effect of change in accounting principle, per share

Basic and diluted	$—	$—	$(0.01)	$—

Net income (loss) per share

Basic and diluted	$(0.01)	$0.01	$(0.04)	$0.04

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:

Basic	27,632,876	27,053,105	27,628,379	27,036,559

Diluted	27,632,876	28,062,254	27,628,379	28,012,097

IVAX DIAGNOSTICS, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	June 30, 2006	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$1,041,978	$11,479,568
Marketable securities	8,750,000	122,045
Accounts receivable, net of allowances for doubtful accounts of $1,151,528 in 2006 and $973,855 in 2005	8,132,637	6,695,353
Inventories, net	5,644,033	5,608,584
Other current assets	1,222,381	1,164,890

Total current assets	24,791,029	25,070,440

Property, plant and equipment, net	2,721,799	2,213,581
Equipment on lease	515,740	585,295
Product license	1,255,936	1,255,936
Goodwill, net	6,772,725	6,722,725
Other assets	193,591	55,553

Total assets	$36,200,820	$35,903,530

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$984,634	$1,190,204
Accrued license payable	1,016,840	947,920
Accrued expenses and other current liabilities	3,524,118	2,895,836

Total current liabilities	5,525,592	5,033,960

Stock option compensation liability	62,000	—
Other long-term liabilities	794,564	680,006

Total liabilities	6,382,156	5,713,966

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.01 par value, authorized 50,000,000 shares, issued and outstanding 27,649,887 in 2006 and 27,623,554 in 2005	276,498	276,235
Additional paid-in capital	40,632,638	40,548,950
Accumulated deficit	(10,373,621)	(9,458,371)
Accumulated other comprehensive loss	(716,851)	(1,177,250)

Total shareholders’ equity	29,818,664	30,189,564

Total liabilities and shareholders’ equity	$36,200,820	$35,903,530

Contact:	Duane M. Steele IVAX Diagnostics, Inc. 305-324-2338 www.ivaxdiagnostics.com